EXHIBIT 99.1

Contact:	Damon Elder
(949) 270-9207
delder@ahinvestors.com

Griffin-American Healthcare REIT III Completes
Acquisitions Totaling $244 Million¹

IRVINE, Calif. (July 6, 2016) – American Healthcare Investors, LLC and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT III, Inc., announced today that the REIT completed the acquisition of the real estate of seven integrated senior health campuses and three medical office buildings in five states for an aggregate purchase price of approximately $178.6 million during the second quarter of 2016. Subsequent to the close of the quarter, the REIT acquired a portfolio of five skilled nursing facilities located in Massachusetts for approximately $65.5 million.

“As we work to conclude the build-out of the Griffin-American Healthcare REIT III portfolio, we seek to continue to add value with the addition of assets,” said Danny Prosky, president, chief operating officer and one of the largest stockholders of the REIT. “With these latest acquisitions, our portfolio is now valued in excess of $2.7 billion², based on consolidated purchase price, and we continue to pursue our strategic plan for the REIT.”

Griffin-American Healthcare REIT III’s Second Quarter 2016 acquisitions include:

Trilogy – Indiana & Kentucky
Griffin-American Healthcare REIT III acquired the real estate of seven previously leased integrated senior health campuses totaling 836 beds, including 515 skilled nursing beds, 248 assisted living/memory care beds and 73 independent living units located throughout Indiana and Kentucky. At the time of acquisition, the occupancy for the seven campuses was 90.3 percent.

The real estate underlying the Trilogy integrated senior health campuses was acquired from two unaffiliated third parties: one of the three largest publicly traded healthcare REITs in the country and a long-term development partner of Trilogy Health Services, LLC (“Trilogy Health Services”). Trilogy Health Services has operated these campuses under leases with the former owners beginning as early as April 2001, and will continue to operate the campuses utilizing a structure allowed under the REIT Investment Diversification and Empowerment Act, or RIDEA, which allows for Griffin-American Healthcare REIT III to participate in both the rental and operational cash flow of each campus. Trilogy Health Services is an indirect wholly owned subsidiary of Trilogy Investors, LLC, of which Griffin-American Healthcare REIT III owns approximately 68 percent.

Middletown Medical Office Building – Middletown, Ohio
Built in 2007, Middletown Medical Office Building is a five-story medical office building located on the campus of the 328-bed Atrium Medical Center in the Cincinnati suburb of Middletown, Ohio. The approximately 103,000-square-foot building was 80 percent leased at the time of acquisition to 13 tenants, the largest of which includes Premier Health Partners and its affiliates, which occupy approximately 61 percent of the building. Atrium Medical Center, a subsidiary of Premier Health Partners, has a Moody’s investment grade rating of A2. All of the tenants operate under triple net leases with annual rent increases of between 1.8 percent and 5 percent.

Middletown Medical Office Building was acquired from MPEQ MRH MOB, LLC, an unaffiliated third party represented by Chris Bodnar and Lee Asher of CBRE, Inc.

Joplin Medical Office Building – Joplin, Missouri
The approximately 85,000-square-foot Joplin Medical Office Building is a four-story medical office building 100 percent leased at the time of acquisition to 10 tenants. The building is strategically located in the midst of Joplin, Missouri’s “Medical Mile,” which includes the 286-bed Mercy Hospital Joplin, the 346-bed Freeman West Hospital and the 30-bed Landmark Hospital of Joplin, all located within an approximately four-mile radius of Joplin Medical Office Building. Additionally, Kansas City University of Medicine and Biosciences has announced plans to develop a medical school in Joplin that is planned to open in 2017. Following the devastating Joplin tornado, Joplin Medical Office Building underwent a comprehensive renovation completed in 2012 that included a new roof, mechanical systems and exterior walls and windows.

Joplin Medical Office Building was acquired from Southwest Missouri Development Enterprises, L.L.C., an unaffiliated third party represented by Richard Calhoun and Henry Wojdyla of RealSource Group LLC.

Austell Medical Office Building – Austell, Georgia
Austell Medical Office Building is an approximately 39,000-square-foot medical office building in the Atlanta suburb of Austell, Georgia. Built in 2008, the building was 100 percent leased at the time of acquisition to three tenants, including OrthoAtlanta, LLC, one of Greater Atlanta’s largest orthopedic and sports medicine practices, and its affiliate, which occupy approximately 91 percent of the building through May 2031.

Austell Medical Office Building was acquired from Austell Physicians, LLC, an unaffiliated third party represented by Chris Bodnar and Lee Asher of CBRE, Inc.

Subsequent to the close of the second quarter, Griffin-American Healthcare REIT III acquired:

Fox Grape Skilled Nursing Facility Portfolio – Massachusetts
Fox Grape Skilled Nursing Facility Portfolio is comprised of five skilled nursing facilities totaling 651 beds located throughout the affluent South Shore area near Boston. The portfolio is leased under a 15-year absolute net lease to BaneCare Management, LLC, which assumed operation of the facilities and is responsible for all capital expenditures required to maintain the portfolio.

Fox Grape Skilled Nursing Facility Portfolio was acquired from Welch Healthcare & Retirement Group, an unaffiliated third party represented by Matt Ryan and Scott Kremeier of Houlihan Lokey, Inc.

Griffin-American Healthcare REIT III completed each of the acquisitions using cash-on-hand and borrowings.

As of July 6, 2016, the Griffin-American Healthcare REIT III portfolio is comprised of medical office buildings, hospitals, skilled nursing facilities, senior housing facilities and integrated senior health campuses, as well as real estate-related investments, valued in excess of $2.7 billion², based on consolidated purchase price.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2014, and intends to continue to be taxed as a REIT. Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees a 29 million-square-foot portfolio valued at approximately $8 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of March 31, 2016, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $25 billion in aggregate acquisition and disposition transactions, approximately $15 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Corporation
Griffin Capital Corporation (“Griffin Capital”) is a privately-held, Los Angeles headquartered investment and asset management company with a 21-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives with more than two decades of real estate experience who have collectively closed transactions representing over $22.0 billion in value, Griffin Capital and its affiliates have acquired or constructed approximately 54 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 36 million square feet of space, located in 29 states and the United

Kingdom, representing approximately $6.3 billion³ in asset value, based on purchase price, as of May 19, 2016. Additional information about Griffin Capital is available at www.griffincapital.com.

¹	Based on consolidated purchase price of real estate and real estate-related investments, including development projects, acquired between April 1, 2016 and July 6, 2016.

²	Based on consolidated purchase price of real estate and real estate-related investments, including development projects, in our total portfolio as of July 6, 2016.

³	Includes the property information related to interests held in certain joint ventures.

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our ability to add value to our portfolio based on the latest acquisitions, our ability to successfully pursue our strategic plan, and the development of a medical school in Joplin, Missouri by Kansas City University of Medicine and Biosciences. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to Kansas City University of Medicine and Biosciences’ plans to develop a medical school in Joplin, Missouri; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

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